UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2005 (April 8, 2005)

REGENERON PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

New York	0-19034	No. 13-3444607

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Old Saw Mill River Road, Tarrytown, New York	10591-6707

(Address of principal executive offices)	(Zip Code)

(914) 347-7000

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On April 8, 2005, the Company’s board of directors, upon the recommendation of the Corporate Governance Committee, approved an additional retainer of $5,000 per year for the Chairman of the Audit Committee, a position currently held by Mr. George L. Sing. This retainer is in addition to the regular annual retainer of $15,000 paid to all non-employee directors.

Item 5.05	Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics

On April 8, 2005, the Company’s board of directors, upon the recommendation of the Audit Committee, approved an amendment to the Company’s Code of Business Conduct and Ethics (the “Code”), which applies to all of the Company’s directors, officers, and employees. The amendment added two new sections to the Code, one covering the need to protect Company assets against loss, theft or misuse and the other covering the Company’s policy prohibiting officers, directors and employees, either directly or indirectly, from purchasing or selling securities based on material non-public information obtained from the Company. The amendment also included minor word changes in other sections of the Code.

A complete copy of the Code, as amended, is available on the Company’s website under the “Corporate Governance” heading on the “Investor Relations” page at www.regeneron.com.

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENERON PHARMACEUTICALS, INC.

Dated:	April 14, 2005	By:	/s/ Stuart Kolinski

Stuart Kolinski Vice President and General Counsel